================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               Eckerd Corporation
             (Exact name of registrant as specified in its charter)

                              Delaware 13-3302437
            (State of Incorporation) (I.R.S. employer identification no.)

                             8333 Bryan Dairy Road
                              Largo, Florida 34647
              (Address of principal executive offices) (Zip Code)

           1995 Stock Option and Incentive Plan of Eckerd Corporation
                            (Full title of the plan)

                            Robert E. Lewis, Esquire
                         Vice President/General Counsel
                             8333 Bryan Dairy Road
                              Largo, Florida 34647
                                 (813) 399-6000
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                        Proposed Maximum      Proposed Maximum
                                        Offering Price Per    Aggregate Offering
Title of Securities    Amount to be     Share (1)(2)          Price (2)             Amount of
to be Registered       Registered                                                   Registration Fee
=====================================================================================================
Common Stock, par
value $.01             2,000,000         $31.25               $62,500,000           $21,552
per share
====================================================================================================
1)   Estimated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended, on the basis of the  average of the high and low sale prices for a share of Common
     Stock on the New York Stock Exchange on June 8, 1995.

2)   Estimated solely for the purpose of calculating the registration fee.

3)   Plus such  additional  number of shares of Common  Stock as may be issuable pursuant  to the  antidilution  provisions  of the 1995  Stock  Option  and
     Incentive Plan.
====================================================================================================



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

Item 2.           Registrant Information and Employee Plan Annual Information.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents By Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Eckerd Corporation, a Delaware corporation (the "Company") (File No. 1-4844), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

(1)The Company's Annual Report on Form 10-K405 for the fiscal year ended January 28, 1995;

(2) The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") set forth as Item 1 under the caption "Description of Securities" in the Company's Registration Statement on Form 8-A, dated July 14, 1993, as amended by Amendment No. 1 thereto, dated August 5, 1993, filed pursuant to Section 12(b) of the Exchange Act and declared effective by the Commission on August 5, 1993, including any amendment or report filed for the purpose of updating such information.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel

         Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Robert E. Lewis, Esquire, Vice President/General Counsel of the Company.

Item 6.           Indemnification of Directors and Officers

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains such a provision.

         Under Article VIII of the Company's Amended and Restated By-Laws as currently in effect, as well as under Article SEVENTH of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, or who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director or officer of such corporation, is made (or threatened to be made) a party to an action other than one brought by or on behalf of the corporation, against reasonable expenses (including attorney's fees), judgments, fines and settlement payments, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, in criminal actions, in addition, had no reasonable cause to believe his conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) and only if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim as to which such person is adjudged liable to such corporation except to the extent that a court otherwise provides. To the extent that such person has been successful in defending any action (even one on behalf of the corporation), he is entitled to indemnification for reasonable expenses (including attorneys' fees).

         The indemnification provided for by the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law. The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

         The Company maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 per policy year.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is therefore unenforceable.

Item 7.           Exemption From Registration Claimed.

         Not Applicable

Item 8.           Exhibits.

4.1 Form of certificate for the Company's Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-2 of the Company (No. 33-64906)).

4.2 Indenture by and between the Company and Mellon Bank, N.A. as trustee, relating to the 11-1/8% Subordinated Debentures due 2001 (incorporated by reference to the Registration Statement on Form S-1 of Eckerd Holdings, Inc. (No. 33-4576)). (On February 6, 1991, Mellon Bank, N.A. was succeeded by Security Pacific National Trust Company, as trustee (now known as BankAmerica National Trust Company)).

4.3 Indenture dated as of November 1, 1993 between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee relating to the Company's 9-1/4% Senior Subordinated Notes Due 2004 (incorporated by reference to Exhibit 4.02 to the Current Report on Form 8-K dated October 26, 1993 of the Company (File No. 1-4844)).


4.4  Form  of  9-1/4%  Senior   Subordinated  Notes  Due  2004  of  the  Company
     (incorporated by reference to Exhibit 4.01 of the Current Report on Form 8-K dated October 26, 1993 of the Company (File No. 1-4844)).

5.1  Opinion and consent of Robert E. Lewis, Esquire.

23.1 Consent of KPMG Peat Marwick, LLP dated June 12, 1995.

23.2 Consent of Robert E. Lewis, Esquire (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney (included in signature pages hereto).

99.1 1995 Stock Option and Incentive Plan of Eckerd Corporation.

99.2 Forms of stock option agreement relating to options granted under the 1995 Stock Option and Incentive Plan of Eckerd Corporation.


Item 9.           Required Undertakings.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3)of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, uneforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on June 12, 1995.

ECKERD CORPORATION

By: /s/ Samuel G. Wright
Samuel G. Wright
Executive Vice President/
Chief Financial Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lewis, Esq. his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



             Signature                              Titles                               Date


/s/ Stewart Turley                        Chairman of the Board and              June 12, 1995
- ---------------------                      Chief Executive Officer
Stewart Turley

/s/ Francis A. Newman                     President, Chief Operating             June 12, 1995
- ---------------------                        Officer and Director
Francis A. Newman

/s/ Samuel G. Wright                    Executive Vice President/Chief           June 12, 1995
- ---------------------                      Financial Officer (Chief
Samuel G. Wright                           Financial and Accounting
                                                  Officer)


/s/ John W. Boyle                                 Director                       June 12, 1995
- ---------------------
John W. Boyle

/s/ James T. Doluisio                             Director                       June 12, 1995
- ---------------------
James T. Doluisio

/s/ Donald F. Dunn                                Director                       June 12, 1995
- ---------------------
Donald F. Dunn

                                        -6-

/s/ Albert J. Fitzgibbons, III                     Director                      June 12, 1995
- ---------------------
Albert J. Fitzgibbons, III

/s/ Lewis W. Lehr                                  Director                      June 12, 1995
- ---------------------
Lewis W. Lehr

/s/ Alexis P. Michas                               Director                      June 12, 1995
- ---------------------
Alexis P. Michas

/s/ Rupinder S. Sidhu                              Director                      June 12, 1995
- ---------------------
Rupinder S. Sidhu

                                     -7-




                                 EXHIBIT INDEX

  Exhibit No.                               Description of Exhibit

4.1 Form of certificate for the Company's Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-2 of the Company (No. 33-64906)).

4.2 Indenture by and between the Company and Mellon Bank, N.A. as trustee, relating to the 11-1/8% Subordinated Debentures due 2001 (incorporated by reference to the Registration Statement on Form S-1 of Eckerd Holdings, Inc. (No. 33-4576)). (On February 6, 1991, Mellon Bank, N.A. was succeeded by Security Pacific National Trust Company, as trustee (now known as BankAmerica National Trust Company)).

4.3 Indenture dated as of November 1, 1993 between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee relating to the Company's 9-1/4% Senior Subordinated Notes Due 2004 (incorporated by reference to Exhibit 4.02 to the Current Report on Form 8-K dated October 26, 1993 of the Company (File No. 1-4844)).

4.4  Form  of  9-1/4%  Senior   Subordinated  Notes  Due  2004  of  the  Company
     (incorporated by reference to Exhibit 4.01 of the Current Report on Form 8-K dated October 26, 1993 of the Company (File No. 1-4844)).


5.1  Opinion and consent of Robert E. Lewis, Esquire.

23.1 Consent of KPMG Peat Marwick, LLP dated June 12, 1995.


23.2 Consent of Robert E. Lewis, Esquire (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney (included in signature pages hereto).


99.1 1995 Stock Option and Incentive Plan of Eckerd Corporation.


99.2 Forms of stock option agreement relating to options granted under the 1995 Stock Option and Incentive Plan of Eckerd Corporation.

                                  -8-